Exhibit 99.1

New Senior Announces Fourth Quarter and Full Year 2019 Results

Completes Transformational Year for Company

NEW YORK--(BUSINESS WIRE)--February 27, 2020--New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter and full year ended December 31, 2019.

FULL YEAR 2019 & FOURTH QUARTER 2019 FINANCIAL HIGHLIGHTS

  Full year 2019 highlights:
    Total adjusted same store cash NOI increased 0.3% versus full year 2018
    Achieved $0.67 of AFFO per diluted share for full year 2019, at the high end of its 2019 guidance range
  Fourth quarter 2019 highlights:
    Declared cash dividend of $0.13 per common share
    Net loss of $6.7 million, or $(0.08) per diluted share
    Total net operating income (“NOI”) from continuing operations of $36.1 million, which excludes the assets sold in the Transaction described below
    Total adjusted same store cash NOI decreased 3.3% versus fourth quarter 2018
    Normalized Funds from Operations (“Normalized FFO”) of $13.5 million, or $0.16 per diluted share
    AFFO of $15.1 million, or $0.18 per diluted share
    Normalized Funds Available for Distribution (“Normalized FAD”) of $12.2 million, or $0.14 per diluted share

FULL YEAR 2019 AND RECENT BUSINESS HIGHLIGHTS

  Completed internalization of management on January 1, 2019, resulting in a dedicated management team and a relocation of the corporate headquarters
  Completed the sale of the entire Assisted Living/Memory Care (“AL/MC”) portfolio in February 2020, for a gross sale price of $385 million (the “Transaction”)
  Significantly strengthened the balance sheet through the following activities:
    Repaid approximately $360 million of debt with proceeds from the Transaction
    Completed nearly $450 million of debt refinancing activity, resulting in lower debt costs and an extension of the Company’s average debt maturities by two years
    Entered into a $350 million interest rate swap in the second quarter of 2019; together with the Transaction refinancing, the Company’s overall fixed rate debt exposure improved from 24% at the beginning of 2019 to 54% currently
  Improved corporate governance and implemented a shareholder engagement program

“We made significant progress executing our strategic priorities in 2019, effectively transforming the Company from a year ago” said Susan Givens, Chief Executive Officer. “The successful sale of the AL/MC portfolio and related financing activities allowed us to opportunistically exit an underperforming segment while significantly strengthening our balance sheet. For the full year, we delivered solid earnings results of $0.67 of AFFO per diluted share, which was at the high end of our guidance range. As we move forward, New Senior is well positioned and focused on growing the Company.”

FOURTH QUARTER 2019 RESULTS

Dollars in thousands, except per share data
	For the Quarter Ended December 31, 2019			For the Quarter Ended December 31, 2018
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP (Unaudited)
Net loss attributable to common stockholders	$ (6,661)	$ (0.08)	$ (0.08)	$ (86,626)	$ (1.05)	$ (1.05)

Non-GAAP(A)
NOI	$ 36,063	N/A	N/A	$ 36,923	N/A	N/A
FFO	12,053	0.15	0.14	(55,570)	(0.68)	(0.67)
Normalized FFO	13,451	0.16	0.16	12,318	0.15	0.15
AFFO	15,125	0.18	0.18	13,792	0.17	0.17
Normalized FAD (B)	12,196	0.15	0.14	11,520	0.14	0.14

FULL YEAR 2019 RESULTS

Dollars in thousands, except per share data	For the Year Ended December 31, 2019			For the Year Ended December 31, 2018
	Amount	Per Basic Share	Per Diluted Share	Amount	Per Basic Share	Per Diluted Share
GAAP
Net loss attributable to common stockholders	$ (393)	$ (0.00)	$ (0.00)	$ (159,355)	$ (1.94)	$ (1.94)

Non-GAAP(A)
NOI	$ 141,546	N/A	N/A	$ 150,537	N/A	N/A
FFO	81,026	0.99	0.97	(54,680)	(0.67)	(0.66)
Normalized FFO	49,110	0.60	0.59	47,298	0.58	0.57
AFFO	55,849	0.68	0.67	55,387	0.67	0.67
Normalized FAD (B)	45,635	0.56	0.54	48,151	0.59	0.58

(A) See end of press release for reconciliation of non-GAAP measures to net loss.

(B) Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders.

FOURTH QUARTER 2019 GAAP RESULTS

New Senior recorded a GAAP net loss of $6.7 million, or $(0.08) per diluted share, for the fourth quarter of 2019, compared to a GAAP net loss of $86.6 million, or $(1.05) per diluted share, for the fourth quarter of 2018. The year over year decrease was primarily driven by the one-time termination fee incurred in connection with the internalization at the end of 2018.

FOURTH QUARTER AND FULL YEAR 2019 PORTFOLIO PERFORMANCE

	Adjusted Same Store Cash NOI - Fourth Quarter
	Properties	4Q 2018	4Q 2019	YoY
Managed Properties	102	$ 35,752	$ 34,502	(3.5%)
NNN Property	1	1,411	1,450	2.8%
Total Portfolio	103	$ 37,163	$ 35,952	(3.3%)

	Adjusted Same Store Cash NOI - Full Year
	Properties	2018	2019	YoY
Managed Properties	102	$ 137,103	$ 137,307	0.1%
NNN Property	1	5,592	5,749	2.8%
Total Portfolio	103	$ 142,695	$ 143,056	0.3%

2019 STRATEGIC PRIORITIES ACCOMPLISHMENTS

Post-internalization, New Senior identified several strategic priorities for 2019, including: 1) optimizing the portfolio, 2) managing operator concentration, 3) strengthening the balance sheet and 4) increasing the transparency of financial results. The Company made significant progress across each priority in 2019, and achieved the following key accomplishments:

1. Optimize Portfolio: A key priority for the Company in 2019 was to address the underperformance of the AL/MC portfolio. The Company pursued various strategies focused on improving performance, including selective asset sales and transitions to new operators. After evaluating several alternatives, the Company concluded that a sale of the entire AL/MC portfolio would enable it to focus on growing and investing in its core business.

In October 2019, the Company announced the sale of its entire AL/MC portfolio of 28 properties for a gross sale price of $385 million, and closed the Transaction in February 2020. The Company’s portfolio now consists of 102 Independent Living (“IL”) properties and one continuing care retirement community (“CCRC”). The Transaction enables New Senior to focus on its core IL properties, which generally benefit from higher operating margins, longer lengths of stay, lower regulatory risks, and less new supply than AL/MC properties.

2. Manage Operator Concentration: Holiday Retirement (“Holiday”) is the Company’s largest operating partner and, after giving effect to the sale of the AL/MC portfolio, Holiday manages assets that account for approximately 95% of the Company’s 2019 cash NOI. The Company recognizes that there are benefits from having relationships with a variety of operating partners, including serving as sources for new growth opportunities and providing the Company with different operator perspectives. In 2019, the Company spent considerable time expanding its relationships and introduced new operators into the portfolio. The strategic decision to sell the AL/MC portfolio, however, resulted in our total operating partners decreasing from seven to four. Going forward, operator concentration will continue to be a key focus area for the Company.

3. Strengthen Balance Sheet: The Company is committed to improving its balance sheet with the goal of reducing leverage over time and increasing flexibility. Consistent with its 2019 strategic priorities, the Company used the net proceeds from the Transaction and other related refinancing activities to reduce debt by approximately $360 million, improve the Company’s cash flow and provide more flexibility for growth. In conjunction with the Transaction, New Senior extended its next material debt maturity until 2025 and entered into two new financings:

  $270 Million Refinancing: A new financing for $270 million with Freddie Mac arranged through KeyBank Real Estate Capital, which is secured by 14 IL assets. This financing has a term of ten years and bears interest at LIBOR plus 212 basis points, an improvement of approximately 20 basis points versus the prior financing.
  $125 Million Revolving Credit Facility: New Senior also amended and restated its $125 million credit facility, which is now secured by nine IL assets. Borrowings under the credit facility bear interest at LIBOR plus 2.00%, an improvement of 50 basis points versus the prior financing. The maturity has been extended to February 2024, compared to the previous maturity date in December 2021.

In addition to the above balance sheet improvements, in 2019, the Company also refinanced a $50 million secured loan with a term of three years and a rate of L + 275 basis points, a savings of approximately 35 basis points versus the prior financing. The Company also entered into a 3-year, $350 million interest rate swap, improving the Company’s fixed rate debt exposure.

4. Increase Transparency of Financial Results: The Company provided guidance for 2019 and expects to continue to provide guidance in 2020 and on an ongoing basis. The Company is committed to continuing to provide increased transparency through its financial disclosures. In addition, research analyst coverage increased in 2019 from one to four analysts, and New Senior increased its overall investor outreach efforts and shareholder engagement activities.

2020 STRATEGIC PRIORITIES

New Senior has identified three key priorities for 2020: 1) managing operator concentration with a focus on driving owner / operator alignment, 2) continuing to strengthen its balance sheet, and 3) shifting its focus to growth through exploring both organic and external investment opportunities.

2020 GUIDANCE

New Senior expects 2020 FFO, AFFO, net income attributable to common stockholders, and same store cash NOI growth, within the following ranges:

	Full Year 2020 Guidance
	Per Share
	Low		High
Net Loss Attributable to Common Stockholders	$(0.14)	-	$(0.10)
FFO	$0.40	-	$0.44
Normalized FFO	$0.55	-	$0.59
AFFO	$0.67	-	$0.71

Key Guidance Assumptions

Same store managed cash NOI: (1.0%) to 1.5% versus 2019

Debt: LIBOR assumed at the approximate 1/31/20 spot rate of 1.70% (each 25bp change in LIBOR equates to $0.02 per share)

Cash G&A: $18 million

Shares: 85.5 million diluted shares outstanding

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside of the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. A reconciliation of the Company’s guidance to its projected GAAP measures is included in this press release.

FOURTH QUARTER DIVIDEND

On February 25, 2020, New Senior’s Board of Directors declared a cash dividend of $0.13 per share for the quarter ended December 31, 2019. The dividend is payable on March 27, 2020 to shareholders of record on March 13, 2020.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of New Senior’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL

Management will host a conference call on February 27, 2020 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 317-6003 (from within the U.S.) or (412) 317-6061 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please use entry number “4638603”. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through March 27, 2020 by dialing (877) 344-7529 (from within the U.S.) or (412) 317-0088 (from outside the U.S.); please use access code “10139255.”

ABOUT NEW SENIOR

New Senior Investment Group Inc. (NYSE: SNR) is a publicly-traded real estate investment trust with a diversified portfolio of senior housing properties located across the United States. As of December 31, 2019, New Senior is one of the largest owners of senior housing properties, with 131 properties across 37 states. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding New Senior’s 2020 strategic priorities and expectations with respect to the potential range of 2020 financial results, and the declaration or amount of any future dividend. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the Company’s ability to successfully manage the asset management by third parties and market conditions affecting demand and supply for senior housing. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of these and other risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31,
	2019	2018
Assets
Real estate investments:
Land	$ 134,643	$ 134,643
Buildings, improvements and other	1,970,036	1,946,731
Accumulated depreciation	(351,555)	(283,140)
Net real estate property	1,753,124	1,798,234
Acquired lease and other intangible assets	7,642	7,642
Accumulated amortization	(2,238)	(1,881)
Net real estate intangibles	5,404	5,761
Net real estate investments	1,758,528	1,803,995

Assets from discontinued operations	363,489	364,996
Cash and cash equivalents	39,614	72,422
Receivables and other assets, net	33,078	44,845
Total Assets	$ 2,194,709	$ 2,286,258

Liabilities, Redeemable Preferred Stock and Equity
Liabilities
Debt, net	$ 1,590,632	$ 1,607,512
Liabilities from discontinued operations	267,856	289,365
Accrued expenses and other liabilities	59,320	44,160
Due to affiliates	-	22,769
Total Liabilities	1,917,808	1,963,806

Commitments and contingencies
Redeemable Preferred Stock, $0.01 par value with $100 liquidation preference, 400,000 shares authorized, issued and outstanding as of December 31, 2019 and 2018	40,506	40,000

Equity
Preferred Stock $0.01 par value, 99,600,000 shares authorized and none issued or outstanding as of both December 31, 2019 and 2018	-	-
Common stock $0.01 par value, 2,000,000,000 shares authorized, 82,964,438 and 82,148,869 shares issued and outstanding as of December 31, 2019 and 2018, respectively	830	821
Additional paid-in capital	901,889	898,135
Accumulated deficit	(660,588)	(616,504)
Accumulated other comprehensive loss	(5,736)	-
Total Equity	236,395	282,452

Total Liabilities, Redeemable Preferred Stock and Equity	$ 2,194,709	$ 2,286,258

Consolidated Statements of Operations
(dollars in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenues
Resident fees and services	$ 84,630	$ 86,235	$ 339,573	$ 283,617
Rental revenue	1,583	1,582	6,330	39,407
Total revenues	86,212	87,817	345,903	323,024

Expenses
Property operating expense	50,149	50,894	204,357	172,487
Interest expense	17,982	20,221	76,364	85,643
Depreciation and amortization	17,502	18,538	68,806	80,129
General and administrative expense	5,925	3,276	21,672	13,382
Acquisition, transaction and integration expense	332	2,789	1,501	15,905
Termination fee to affiliate	-	50,000	-	50,000
Management fees and incentive compensation to affiliate	-	3,687	-	14,814
Loss on extinguishment of debt	-	6,202	335	64,746
Impairment of real estate held for sale	-	8,725	-	8,725
Other expense	683	1,727	2,076	3,961
Total expenses	92,573	166,059	375,111	509,792
Gain (Loss) on sale of real estate			(122)	-
Gain on lease termination			-	40,090
Litigation proceeds, net	82	-	38,308	-
Income (Loss) before income taxes	(6,279)	(78,242)	8,978	(146,678)
Income tax expense	22	4,646	210	4,950
Income (Loss) from continuing operations	(6,301)	(82,888)	8,768	(151,628)
Loss from discontinued operations	245	(3,738)	(6,754)	(7,727)
Net income (loss)	(6,056)	(86,626)	2,014	(159,355)
Deemed dividend on redeemable preferred stock	(605)	-	(2,407)	-
Net income (loss) attributable to common stockholders	$ (6,661)	$ (86,626)	$ (393)	$ (159,355)

Basic earnings per common share: (A)
Income (Loss) from continuing operations attributable to common stockholders	$ (0.08)	$ (1.01)	$ 0.08	$ (1.85)
Discontinued operations	-	(0.05)	(0.08)	(0.09)
Net income (loss) attributable to common stockholders	$ (0.08)	$ (1.05)	$ -	$ (1.94)

Diluted earnings per common share:
Income (Loss) from continuing operations attributable to common stockholders	$ (0.08)	$ (1.01)	$ 0.08	$ (1.85)
Discontinued operations	-	(0.05)	(0.08)	(0.09)
Net income (loss) attributable to common stockholders	$ (0.08)	$ (1.05)	$ -	$ (1.94)

Weighted average number of shares of common stock outstanding
Basic	82,209,844	82,148,869	82,208,173	82,148,869
Diluted(B)	82,209,844	82,148,869	82,208,173	82,148,869

Dividends declared per share of common stock	$ 0.13	$ 0.13	$ 0.52	$ 0.78

(A) Basic earnings per share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding. The outstanding shares used to calculate the weighted average basic shares excludes 754,594 restricted stock awards, net of forfeitures, as of December 31, 2019, as those shares were issued but had not vested and therefore, not considered outstanding for purposes of computing basic income (loss) per share. Diluted EPS is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B) Dilutive share equivalents and options were excluded for the year ended December 31, 2018 as their inclusion would have been anti-dilutive given our loss position.

Reconciliation of NOI to Net Income
(dollars in thousands)

	2019	2018
Total revenues	$ 345,903	$ 323,024
Property operating expense	(204,357)	(172,487)
NOI	141,546	150,537

Interest expense	(76,364)	(85,643)
Depreciation and amortization	(68,806)	(80,129)
General and administrative expense	(21,672)	(13,382)
Acquisition, transaction and integration expense	(1,501)	(15,905)
Termination fee to affiliate	-	(50,000)
Management fees and incentive compensation to affiliate	-	(14,814)
Loss on extinguishment of debt	(335)	(64,746)
Impairment of real estate held for sale	-	(8,725)
Other expense	(2,076)	(3,961)
Gain (loss) on sale of real estate	(122)	-
Gain on lease termination	-	40,090
Litigation proceeds, net	38,308	-
Income tax expense	(210)	(4,950)
Income (loss) from continuing operations	$ 8,768	$ (151,628)
Loss from discontinued operations	$ (6,754)	$ (7,727)
Net income (loss)	$ 2,014	$ (159,355)
Deemed dividend on redeemable preferred stock	(2,407)	-
Net income attributable to common stockholders	$ (393)	$ (159,355)

Reconciliation of Net Income to FFO, Normalized FFO, AFFO and Normalized FAD (unaudited)
(dollars and shares in thousands, except per share data)

	For the Quarter Ended	For the Year Ended
	December 31, 2019	December 31, 2019
Net income attributable to common stockholders	$ (6,661)	$ (393)
Adjustments(1):
Loss on sale of real estate	-	122
Depreciation and amortization	18,714	81,297
FFO	$ 12,053	$ 81,026
FFO per diluted share	$ 0.14	$ 0.97
Acquisition, transaction and integration expense	404	2,081
Loss on extinguishment of debt	-	335
Litigation proceeds, net	(82)	(38,308)
Compensation expense related to transition awards	493	1,925
Other expense(2)	583	2,051
Normalized FFO	$ 13,451	$ 49,110
Normalized FFO per diluted share	$ 0.16	$ 0.59
Straight-line rent	(134)	(590)
Amortization of deferred financing costs	776	4,004
Amortization of deferred community fees and other(3)	(59)	1,303
Amortization of equity-based compensation	1,091	2,022
AFFO	$ 15,125	$ 55,849
AFFO per diluted share	$ 0.18	$ 0.67
Routine capital expenditures	(2,929)	(10,214)
Normalized FAD	$ 12,196	$ 45,635
Normalized FAD per diluted share	$ 0.14	$ 0.54

Weighted average diluted shares outstanding	84,614	83,872

(1) Includes amounts related to properties classified as discontinued operations.
(2) Primarily includes changes in the fair value of financial instruments and casualty related charges.
(3) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)
(dollars in thousands)

	4Q 2019			4Q 2018
	Managed Properties	Other Properties		Managed Properties	Other Properties
	IL Properties		Total	IL Properties		Total
Adjusted Same Store Cash NOI	$34,502	$1,450	$35,952	$35,752	$1,411	$37,163
Non-Adjusted Same Store Cash NOI	-	-	-	-	111	111
Straight-line rental revenue	-	134	134	-	173	173
Amortization of deferred community fees and other(1)	(21)	(2)	(23)	(574)	51	(523)
Segment / Total NOI	$34,481	$1,583	$36,063	$35,178	$1,745	$36,923

Interest expense			(17,982)			(20,221)
Depreciation and amortization			(17,502)			(18,538)
General and administrative expense			(5,925)			(3,276)
Acquisition, transaction & integration expense			(332)			(2,789)
Termination fee to affiliate			-			(50,000)
Loss on extinguishment of debt			-			(6,202)
Impairment of real estate held for sale			-			(8,725)
Management fees and incentive compensation to affiliate			-			(3,687)
Other expense			(683)			(1,727)
Litigation proceeds, net			82			-
Income tax expense			(22)			(4,646)
Income (loss) from discontinued operations			245			(3,738)
Net income (loss)			($6,056)			($86,626)
Deemed dividend on redeemable preferred stock			(605)			-
Net income (loss) attributable to common stockholders			$ (6,661)			$ (86,626)

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Quarter-over-Quarter Cash NOI (unaudited)
(dollars in thousands)

	4Q 2019			3Q 2019
	Managed	Other Properties		Managed Properties	Other Properties
	IL Properties		Total	IL Properties		Total
Adjusted Same Store Cash NOI	$34,502	$1,450	$35,952	$34,222	$1,450	$35,673
Straight-line rent	-	134	134	-	134	134
Amortization of deferred community fees and other(1)	(21)	(2)	(23)	(426)	(2)	(428)
Segment / Total NOI	$34,481	$1,583	$36,063	$33,797	$1,583	$35,380

Interest expense			(17,982)			(18,962)
Depreciation and amortization			(17,502)			(17,323)
General and administrative expense			(5,925)			(5,410)
Acquisition, transaction & integration expense			(332)			(504)
Other expense			(683)			(15)
Income tax expense			(22)			(44)
Litigation proceeds, net			82			38,226
Income (loss) from discontinued operations			245			(2,499)
Net income (loss)			($6,056)			$28,849
Deemed dividend on redeemable preferred stock			(605)			(605)
Net income (loss) attributable to common stockholders			$ (6,661)			$ 28,244

(1) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Reconciliation of Year-over-Year Cash NOI (unaudited)
(dollars in thousands)

	2019			2018
	Managed Properties	Other Properties		Managed Properties	Other Properties
	IL Properties		Total	IL Properties		Total
Adjusted Same Store Cash NOI	$137,307	$5,749	$143,056	$137,103	$5,592	$142,695
Non-Adjusted Same Store Cash NOI(1)	-	(626)	(626)	-	351	351
Triple net lease to managed adjustment(2)	-	-	-	9,318	-	9,318
Straight-line rental revenue	-	589	589	-	743	743
Amortization of deferred community fees and other(3)	(1,539)	66	(1,473)	(2,628)	59	(2,569)
Segment / Total NOI	$135,768	$5,778	$141,546	$143,793	$6,744	$150,537

Interest expense			(76,364)			(85,643)
Depreciation and amortization			(68,806)			(80,129)
General and administrative expense			(21,672)			(13,382)
Acquisition, transaction & integration expense			(1,501)			(15,905)
Termination fee to affiliate			-			(50,000)
Loss on extinguishment of debt			(335)			(64,746)
Impairment of real estate held for sale			-			(8,725)
Management fees and incentive compensation to affiliate			-			(14,814)
Other expense			(2,076)			(3,961)
Income tax expense			(210)			(4,950)
Loss on sale of real estate			(122)			-
Gain on lease termination			-			40,090
Litigation proceeds, net			38,308			-
Loss form discontinued operations			(6,754)			(7,727)
Net income (loss)			$2,014			($159,355)
Deemed dividend on redeemable preferred stock			(2,407)			-
Net income (loss) attributable to common stockholders			$ (393)			$ (159,355)

(1) Adjusted Same Store Cash NOI excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.
(2) Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3) Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

2020 Guidance Reconciliation
Reconciliation of Net Loss to FFO, Normalized FFO and AFFO (unaudited)

	Full Year 2020 Guidance
	Per Share
	Low		High
Net loss attributable to common stockholders	$(0.14)	-	$(0.10)
Gain on sale of assets	(0.24)	-	(0.24)
Depreciation & amortization	0.78	-	0.78
FFO	$0.40	-	$0.44

Compensation expense related to transition awards	0.01	-	0.01
Loss on extinguishment of debt	0.11	-	0.11
Acquisition, transaction & integration expense	0.03	-	0.03
Normalized FFO	$0.55	-	$0.59

Amortization of deferred financing costs	0.04	-	0.04
Amortization of deferred community fees & other	0.01	-	0.01
Amortization of equity-based compensation	0.07	-	0.07
AFFO	$0.67	-	$0.71

NON-GAAP FINANCIAL MEASURES

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure.

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this press release. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

NOI and Cash NOI

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments.

The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives. We believe that NOI and Cash NOI serve as useful supplemental measures to net income because they allow investors, analysts and management to measure unlevered property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis.

Same store NOI and same store cash NOI include only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale or discontinued operations during the comparable periods are excluded from the same store amounts. Please see the Company’s most recent quarterly report filed with the Securities and Exchange Commission for more information.

Adjusted same store cash NOI adjusts same store cash NOI to exclude ancillary service revenue attributable to a business that ceased operations over the course of 2018.

FFO and Other Non-GAAP Measures

We use Funds From Operations ("FFO") and Normalized FFO as supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as GAAP net income (loss) attributable to common stockholders, which includes loss from discontinued operations, excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO, as defined below, measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We believe that Normalized FFO is useful because it facilitates the evaluation of our portfolio’s operating performance (i) between periods on a consistent basis and (ii) to the operating performance of other real estate companies. However, comparability may be limited because our calculation of Normalized FFO may differ significantly from that of other companies or because of features of our business that are not present in other companies.

We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation to affiliate recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to the affiliate; (g) gain on lease termination; (h) compensation expense related to transition awards; (i) litigation proceeds; and (j) other items that we believe are not indicative of operating performance, generally reported as “Other expense (income)” in our Consolidated Statements of Operations.

We also use Adjusted FFO (“AFFO”) and Normalized FAD as supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium or discount on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives, and (f) amortization of equity-based compensation expense.

We define Normalized FAD as AFFO less routine capital expenditures, which we view as a cost associated with the current economic return. Normalized FAD, which does not reflect debt principal payments and certain other expenses, does not represent cash available for distribution to shareholders. We believe Normalized FAD is useful because it fully reflects the additional economic costs of maintaining the condition of the portfolio.

Contacts

Jane Ryu
(646) 822-3700